Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-249438) of Blue Ridge Bankshares, Inc. of our report dated April 14, 2020, with respect to the consolidated financial statements of Blue Ridge Bankshares, Inc. and Subsidiaries as of December 31, 2019 and 2018 for each of the years in the two-year period ended December 31, 2019, incorporated by reference herein.

/s/ Brown, Edwards & Company, L.L.P.

Blacksburg, Virginia
February 5, 2021